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                                                                   EXHIBIT 10.18


                   CONSULTING AND NON-COMPETITION AGREEMENT
                   ----------------------------------------


                CONSULTING AND NON-COMPETITION AGREEMENT, dated as of May 15, 1996, between Southern Pacific Funding Corporation, a California corporation (the "Company") and The Dewey Consulting Group (the "Consultant").
      -------                                        ----------

                WHEREAS, the Company recognizes that the Consultant possesses an intimate knowledge of the business conducted by the Company and considerable expertise, knowledge and contacts in the subprime mortgage finance industry, the Company wishes to be assured that it will have the benefit of the consulting services of the Consultant and the Consultant's agreement to maintain the confidentiality of certain information and not to compete with the Company as set forth herein;

                WHEREAS, the Consultant is willing to consult for the Company and is also willing to maintain information as confidential and to agree not to compete on the terms and conditions set forth herein;

                NOW, THEREFORE, in consideration of the premises and the agreements and provisions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:


                1.      Consulting Services to be Provided. (a) The Company has
                        ----------------------------------
retained the Consultant to assist the Company in developing, implementing and administering its Financing Program for its acquired subprime mortgage loan product.

                The "Financing Program" consists of the following:

                            (i) a warehousing and securitization program for the acquired subprime mortgage loan product;
                           (ii) a financing program for residual interests pledged to the Company which result from the securitization program; and
                          (iii) the issuance of corporate (i.e., non-asset-backed) debt and equity by participants in the Financing Program.

                (b) The services to be provided by the Consultant in connection with the Financing Program (the "Services") consist of:
                                            --------

                            (i)  the solicitation of participants in the
                                 Financing Program;
                           (ii)  assistance in the negotiation of all
                                 documentation with such participants in the Financing Program;
                          (iii) development of software programs and systems related to the Financing Program;

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                           (iv)  assistance with the preparation of policies and
                                 procedures manuals for origination and
                                 financing of the subprime mortgage loan
                                 product;
                            (v)  participation in meetings, conference calls,
                                 presentations, etc., with investment bankers, attorneys, servicers, accountants, sureties, rating agencies, and other members of the working groups associated with the financings; and
                           (vi) consulting with the Company's management team and advisors with respect to the Financing Program.

                2.      Compensation. The Consultant shall receive, as
                        ------------
compensation for its services rendered in connection with each the Financing
Program:

                (a)     Closing Fees on Whole Loan Purchases. The Company shall
                        ------------------------------------
pay Consultant a fee of [Confidential] times the par amount of loans purchased by the Company from an originator introduced to the Company by the Consultant at the time of such purchase or otherwise as agreed by the parties. The Company shall pay Consultant a fee of [Confidential] times the par amount of any other loans purchased by the Company in the Financing Program from originators procured by the Company at the time of such purchase or otherwise as agreed by the parties. A list of originators procured by the Company and of originators procured by the Consultant as of the date hereof is set forth on Exhibit 1.

                (b)     Participation in Gain on Sale or Other Disposition. The
                        --------------------------------------------------
Company shall grant Consultant a participation in the residual certificate from any securitization equal to [Confidential] of its recognized securitization net gain on sale in the event of securitization of loans purchased by the Company from an originator introduced to the Company by the Consultant at the time of such securitization or otherwise as agreed by the parties. The Company shall grant Consultant a participation in the residual certificate from any securitization equal to [Confidential] of its recognized securitization net gain on sale in the event of securitization of loans sold by originators procured by the Company into the Financing Program. By way of example of this paragraph, if
(i) the Company's basis in a pool of loans from a participant procured by the Consultant is 105% of par, (ii) such loans' securitization value (as reasonably established by the Company) is 108% of par and (iii) such loans constitute 10% of a securitization pool then Consultant would be entitled to receive a participation in the Residual Certificate with respect to such pool equal to [Confidential] of the Residual Certificate for the whole securitization.

        The Company shall pay Consultant a [Confidential] of any release fees or other compensation in the event of other disposition of loans purchased by the Company from an originator introduced to the Company by the Consultant at the time of such sale or other disposition or otherwise as agreed by the parties. The Company shall pay Consultant a fee equal to [Confidential] of any release fees or other compensation in the event of other disposition of any other loans sold by the Company in the Financing Program.

        (c)     Participation in Residual Interest, I/O Strips and Other Fees.
                -------------------------------------------------------------
The Company shall grant Consultant a [Confidential] interest in any Residual Interest, I/O Strip or Other Fee charged to a

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participant who elects to participate in the Company's securitization program on a "piggyback" basis in the case of an originator introduced to the Company by the Consultant at the time of such securitization or otherwise as agreed by the parties. The Company shall grant Consultant a [Confidential] interest in any Residual Interest, I/O Strip or Other Fee charged to a participant who elects to participate in the Company's securitization program on a "piggyback" basis in the case of an originator procured by the Company at the time of such securitization or otherwise as agreed by the parties, except in the case of Oceanmark, Consultant's [Confidential] fee shall be paid only and to the extent purchases from Oceanmark exceed Ten Million Dollars ($10,000,000.00) in any month. By way of example of this paragraph, if the total I/O charged to a participant who has elected to participate in the Company's securitization program on a "piggyback" basis is [Confidential] of the pool balance of the loans securitized, then Consultant would be entitled to an I/O strip equal to [Confidential] of the pool balance of the loans securitized in the case of a Consultant generated participant and [Confidential] of the pool balance of the loans securitized in the case of a Company generated participant.

                (d)     Warrant Participation. The Company shall assign
                        ---------------------
Consultant [Confidential] of any warrants granted to the Company by introduced to the Company by the Consultant at the time such warrants are granted to the Company. The Company shall assign Consultant [Confidential] of any other warrants granted to it by a participant procured by the Company at the time such warrants are granted to the Company. By way of example of this paragraph, if the Company is granted warrants evidencing [Confidential] ownership of a participant, Consultant would be entitled to receive, if such participant were introduced to the Company by the Consultant, [Confidential] of the Company's [Confidential] share of the participant or a [Confidential] ownership of such participant.

                (e)     Acquisition. The subprime mortgage loan product of any
                        -----------
participant acquired by the Company shall be considered purchased by the Company as of each date such product is included in the Company's securitizations for purposes of paragraphs 2(a), 2(b) and 2(c) hereof, and the Company shall pay compensation in respect of such subprime mortgage loan product in the amounts and at such other times set forth in paragraphs 2(a), 2(b) and 2(c) hereof until the earlier of three years following each such acquisition or the production of $300 million in loans by the acquired unit. In the alternative, Consultant may elect to receive a fee of [Confidential] of the market value (as reasonably determined by the Company) of the acquisition.

                (f)     Cumulation. Compensation payable pursuant to paragraph
                        ----------
2(a) hereof shall be cumulative of that payable pursuant to paragraph 2(b) hereof and the total compensation payable pursuant to such paragraphs shall be cumulative of compensation payable pursuant to Section 2(c) and the total compensation payable pursuant to such paragraphs shall be cumulative of compensation payable pursuant to Section 2(d) or Section 2(e) hereof, as appropriate.

                (g)     Payment Upon Termination. Upon termination of this
                        ------------------------
agreement for any reason, including, without limitation, for cause as defined in paragraph 5 hereof, Consultant shall be entitled to continue receiving compensation as set forth above for the term of any participant financing agreement then in effect even if the term of such participant financing agreement extends beyond the term of this agreement (including any extensions agreed to by the parties). Termination shall only prevent Consultant from procuring additional originators for the Financing

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Program which have not executed Financing Program documents with the Company prior to the Termination Date.

                3.      Duties; Place of Performance.
                        ----------------------------

                (a) The Consultant shall furnish the Company with such consulting services as may be reasonably requested or reasonably required from time to time by the Company in connection with the business and affairs of the Company.

                (b) The Consultant shall perform the services so requested or required at such time and places as may be mutually convenient to the Company and the Consultant, but in any event shall discharge his responsibilities in a timely, diligent, conscientious and faithful manner, consistent with sound business practice.

                (c) The Consultant shall not be required to perform any substantial part of his services hereunder outside the County of Orange, California, at the offices of the Company, or if the Consultant so elects, at the Consultant's then place of domicile.

                4.      Other Compensation and Expenses.
                        -------------------------------

                (a)     Benefits. During the Term the Company shall provide the
                        --------
Consultant with access to medical, disability and death benefits that are not less beneficial to the Consultant than such comparable benefits provided to the executive officers of the Company at Consultant's cost.

                (b)     Taxes. No income, unemployment, social security or other
                        -----
taxes and no fees, impositions, duties or other charges of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law. The Consultant hereby agrees to reimburse the Company for the payment of any U.S. Federal tax of a kind referred to in the preceding sentence which the Company was required to, but failed to, withhold from amounts payable hereunder.

                5.      Termination for Cause. The Company may terminate the
                        ---------------------
Consultant's services hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Consultant's services hereunder upon (A) the willful and continued failure by the Consultant to substantially perform his duties to the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a demand for such substantial performance is delivered to the Consultant by the Board of Directors of the Company (the "Board") which specifically identifies the manner in which the Board believes that the Consultant has not substantially performed his duties, and the Consultant has not commenced to perform such duties with the Company within ten (10) business days after such written demand has been given, or (B) the willful engaging by the Consultant in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on the Consultant's part shall be considered "willful" unless done, or omitted to be done, by the Consultant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the

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Consultant a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Consultant and an opportunity for the Consultant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Consultant was guilty of conduct set forth above in clause (A) or (B) of the second sentence of this Section 4 and specifying the particulars thereof in detail.

                6.      Termination other than for Cause.
                        --------------------------------

                (a)  Death. If the Consultant dies, the Consultant's estate
                     -----
shall be entitled to receive a lump-sum payment (within thirty (30) days after his death) equal Sections 2 and 4 hereof.

                (b)     Termination by Either Party. This Agreement may be
                        ---------------------------
terminated by either party at any time upon six (6) months' written notice to the other party.

                (c)  Passage of Time. This agreement shall terminate on the date
                     ---------------
that is five years from its date unless previously extended by the parties.

                7.      Competitive Activity. The Consultant agrees that, during
                        --------------------
the five-year period commencing on the date hereof, he will not, without the prior written consent of the Company, (i) engage in any business or perform any service in competition with the products and services of the Company and its subsidiaries as such products and services exist at the date hereof, or (ii) have any interest, whether as a proprietor, partner, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise in competition with the one to four family residential mortgage products and services of the Company and its subsidiaries as such products and services exist at the date hereof. Notwithstanding the foregoing, the Consultant shall not be deemed to be in competition hereunder due to ownership by the Consultant of less than ten percent (10%) of the issued and outstanding capital stock of a publicly-traded company.

                8.      Confidentiality. The Consultant agrees that he will not,
                        ---------------
without the written consent of the Board, (A) use for his benefit or disclose to any person at any time during his consultancy hereunder, or at any time thereafter for a period of one year, except to an employee of the Company (or any affiliated companies) during his consultancy hereunder to the extent required in the performance by the Consultant of his duties hereunder, any confidential information obtained or developed by him during his consultancy hereunder, including, without limitation, information relating to any customers, suppliers, employees, products, services, technology, know-how, trade secrets or the like, financial information or plans, or (B) take with him, upon termination of his consultancy hereunder, any document or paper relating to any of the foregoing. The provisions of this Section 8 shall not apply to any information that, at the time of use or disclosure, is publicly known or is recognized as standard practice, except by fault of the Consultant.

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                9.      Remedies. The Consultant acknowledges that a violation
                        --------
on his part of any of the covenants set forth in Section 7 or 8 hereof would cause immeasurable and irreparable damage to the Company. The Consultant accordingly agrees that, in addition to any other remedies available to the Company at law or in equity, the Company shall be entitled to specific performance of the provisions thereof and to injunctive or mandatory relief.

                10.     Successors; Assignments. This Agreement shall be binding
                        -----------------------
upon and shall inure to the benefit of the Consultant's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees and the Company's successors. This Agreement is personal in nature and neither this Agreement nor any right hereunder shall be assignable by the Consultant or the Company.

                11.     Notice. Any notice or other communication hereunder to
                        ------
either party shall be in writing and shall be either delivered personally or mailed by registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Consultant:

                                        John D. Dewey
                                        The Dewey Consulting Group
                                        37 Bridgeport
                                        Newport Coast, CA 92657
                                        Facsimile No. (714) 474-7556


        If to the Company:

                                        Attention:Robert W. Howard, President
                                        Southern Pacific Funding Corporation
                                        One Center Pointe Drive, Suite 500
                                        Lake Oswego, OR 97035
                                        Facsimile No. (503) 684-2492





or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. Any notice or other communication hereunder shall be deemed to have been given (A) if delivered by hand as provided above, on the day delivered, if such day is a business day, or on the first business day following delivery if such day is not a business day, or (B) if mailed as provided above, on the tenth (10th) business day following the date on which it was mailed.

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                12.     Miscellaneous. No provisions of this Agreement may be
                        -------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by the Consultant and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party hereto which are not set forth expressly in this Agreement. This Agreement supersedes all prior agreements of the parties hereto with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oregon without giving effect to the conflicts or choice of law thereof.

                13.     Severability. The invalidity or unenforceability of any
                        ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect. In such event, however, the parties shall negotiate a new provision that will, as nearly as is valid, lawful and enforceable, have the same economic effect and accomplish the same objectives as the provisions (or part of a provision) of this Agreement that was declared invalid, illegal or unenforceable.

                14.     Counterparts. This Agreement may be executed in
                        ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                15.     Headings. The headings contained herein are for
                        --------
reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

                16.     Survival of Covenants. The covenants contained in
                        ---------------------
Sections 2(g), 4(c), 5, 7 (except as provided in Section 6 hereof), 8, 17 and 18 hereof shall survive the termination of this Agreement.

                17.     Legal Fees. The Company shall pay all legal fees and
                        ----------
expenses incurred by the Consultant as a result of any termination of the Consultant's consultancy under this Agreement (including all such fees and expenses, if any, incurred in contesting or disputing any such termination) or as a result of seeking to obtain or enforce any right or benefit provided by, or to enforce any provision of, this Agreement, provided that the Consultant prevails (by judgment, settlement or otherwise) in such contest, dispute or enforcement proceeding. In no event shall the Consultant be required to reimburse the Company for any legal fees or expenses relating to this Agreement.

                18.     Arbitration. Should any dispute arise under this
                        -----------
Agreement, the parties shall meet and confer in an effort to resolve such dispute.

                If the parties are unable to resolve their differences as a result of the foregoing, then with respect to any dispute between the parties, the parties then shall in good faith mediate

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such dispute and use their best efforts to reach agreement on the matters in dispute. Within five (5) days of the request of any party, the requesting party shall attempt to employ the services of a third person mutually acceptable to the parties to conduct such mediation within five (5) days of his appointment. If they do not reach such solution within thirty (30) days of appointment of a mediator, then upon notice by either party to the other disputes, claims, questions or disagreements shall be finally settled by binding arbitration in accordance with the Expedited Procedures of the Commercial Rules of the American Arbitration Association. Any demand for arbitration and conduct thereof shall require payment of all arbitration fees equally by Company and Consultant, which may be reimbursed pursuant to the Award of the Arbitrators.

                Within fifteen (15) days after the notice of arbitration by either party described above, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrations appointed shall take an oath of impartiality. The arbitrators must be members of the California State Bar actively engaged in the practice of law with expertise in the process of deciding disputes and interpreting contracts in mortgage banking. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. "Costs and Fees" means all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs and witness fees but shall exclude attorney's fees except as allowable pursuant to paragraph 17, above. Upon the request of a party the arbitrators award shall include findings of fact and conclusions of law. The arbitrators shall provide copies of such award to the parties.

                Any and/or all proceedings shall be conducted in Orange County, California.

                19.     Mitigation and Offset. No amount received by the
                        ---------------------
Consultant hereunder shall be subject to mitigation, due to the acceptance or availability of other employment or otherwise. The Company shall have no right to set-off or counterclaim in respect of any claim, debt or obligation against any payments provided for in this Agreement.

                20.     Nature of Relationship. Nothing herein shall be
                        ----------------------
construed to constitute the Company or the Consultant the agent, employee, partner or joint venturer of the other.

                                       8
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                IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                             SOUTHERN PACIFIC FUNDING CORPORATION


                             By: /s/ ROBERT W. HOWARD
                                 --------------------
                                 Name:  Robert W. Howard
                                 Title: President


                             SOUTHERN PACIFIC FUNDING CORPORATION


                             By: /s/ BERNARD GUY
                                 ---------------
                                 Name:  Bernard Guy
                                 Title: Executive Vice-President


                             B MORTGAGE ACCEPTANCE CORP. dba THE DEWEY
                             CONSULTING GROUP


                             By:_________________
                                Name:  John D. Dewey
                                Title: President

                                       9
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                                   EXHIBIT 1
                                   ---------

                        ORIGINATORS PRODUCED BY COMPANY
                             AS OF AUGUST __, 1996

[Confidential]

                       ORIGINALS PROCURED BY CONSULTANT
                             AS OF AUGUST __, 1996

[Confidential]

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